EXHIBIT 10.1

DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) entered into as of this 17th day of March, 2008 between GelTech Solutions, Inc. (the “Company”) and Michael D. Matte (the “Director”), a member of the Company’s board of directors (the “Board”).

WHEREAS, by action taken by the Board, it has adopted the 2007 Equity Incentive Plan (the “Plan”); and

WHEREAS, by action taken by the Board, it has been determined that in order to enhance the ability of the Company to attract and retain qualified directors it will grant the Director the right to purchase stock in the Company pursuant to non-qualified options.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.

Grant of Non-Qualified Options.  The Company irrevocably grants to the Director, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option to purchase all or any part of an aggregate of 40,000 shares of authorized but unissued or treasury common stock of the Company (the “Options”) on the terms and conditions herein set forth.  The common stock shall be unregistered unless the Company voluntarily files a registration statement covering such shares with the Securities and Exchange Commission (the “SEC”).

2.

Price.  The exercise price of the shares of common stock subject to the Options shall be $0.667 per share.

3.

Vesting -When Exercisable.

(a)

The Options shall vest over three years in six equal increments on June 30 and December 31 of each year, commencing on June 30, 2008, as long as the Director remains a director on each applicable vesting date.  In lieu of fractional vesting, the number of Options shall be rounded up each time until fractional Options are eliminated.

(b)

Subject to Sections 3(c) and 4 of this Agreement, Options may be exercised prior to vesting and remain exercisable for 10 years from the date of grant or until 6:00 p.m. New York time on March 17, 2018.

(c)

However, notwithstanding any other provision of this Agreement, all Options, whether vested or unvested shall be immediately forfeited in the event of:

(1)

Purchasing or selling securities of the Company without written authorization in accordance with the Company’s inside information guidelines then in effect;

(2)

Breaching any duty of confidentiality including that required by the Company’s inside information guidelines then in effect;

(3)

Competing with the Company;

(4)

Recruitment of Company personnel after ceasing to be a director; or

(5)

A finding by the Company’s Board that the Director has acted against the interests of the Company.

(d)

Notwithstanding any other provision in this Agreement, the Options automatically vest on the date of a “Change in Control.”  A “Change in Control” shall mean any of the following:

(1)

the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other corporate reorganization are owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other corporate reorganization;

(2)

any entity or person not now an executive officer or director of the Company becomes either individually or as part of a group (required to file a Schedule 13D or 13G with the SEC) the beneficial owner of 30% or more of the Company’s common stock; for this purpose, the terms “person” and “beneficial ownership” shall have the meanings provided in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or related rules promulgated by the SEC;

(3)

the closing of a sale of all or substantially all of the assets of the Company in a transaction which requires stockholder approval;

(4)

individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A, or any successor section, promulgated under the Exchange Act); or

(5)

the Board, in its sole and absolute discretion, determines that there is a Change in Control of the Company.

4.

Termination of Relationship.

(a)

If for any reason, except death or disability as provided below, the Director ceases to act as a director of the Company, all rights granted hereunder shall terminate effective three months from the date the Director ceases to act as a director, except as otherwise provided for herein.

(b)

If the Director shall die while a director of the Company, his estate or any Transferee, as defined herein, shall have the right within one year from the date of the Director’s death to exercise the Director’s vested Options subject to Section 3(c). For the purpose of this Agreement, “Transferee” shall mean a person to whom such shares are transferred by will or by the laws of descent and distribution.

(c)

No transfer of the Options by the Director by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the state and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

(d)

If the Director becomes disabled while a director of the Company within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, the three-month period referred to in Section 4(a) of this Agreement shall be extended to one year.

5.

Profits on the Sale of Certain Shares; Redemption.  If any of the events specified in Section 3(c) of this Agreement occur within one year from the last date the Director is a director of the Company (the “Termination Date”), all profits earned from the sale of the Company’s securities, including the sale of shares of common stock underlying Options, during the two-year period commencing one year prior to the Termination Date shall be forfeited and forthwith paid by the Director to the Company.  Further, in such event, the Company may at its option redeem shares of common stock acquired upon exercise of Options by payment of the exercise price to Director.  The Company’s rights under this Section 5 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

6.

Method of Exercise.  The Options shall be exercisable by a written notice which shall:

(a)

state the election to exercise the Options, the number of shares to be exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, his address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

(b)

contain such representations and agreements as to the holder’s investment intent with respect to such shares of common stock as set forth in Section 11 hereof;

(c)

be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Director, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options; and

(d)

be accompanied by full payment of the purchase or exercise price in United States dollars in cash or by check.

The certificate or certificates for shares of common stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

7.

Sale of Shares Acquired Upon Exercise of Options.  Any shares of the Company’s common stock acquired pursuant to Options granted hereunder as set forth herein cannot be sold by the Director until at least six months elapse from the date of grant of the Options except in case of death or disability.  Nothing in this Section 7 shall be deemed to reduce the holding period set forth under the applicable securities laws.

8.

Anti-Dilution Provisions.  The Options granted hereunder shall have the anti-dilution rights set forth in the Plan.

9.

Necessity to Become Holder of Record.  Neither the Director nor his/her estate shall have any rights as a stockholder with respect to any shares covered by the Options until such person shall have become the holder of record of such shares.  No adjustment shall be made for cash dividends or cash distributions, ordinary or extraordinary, in respect of such shares for which the record date is prior to the date on which he/she shall become the holder of record thereof.

10.

Reservation of Right to Terminate Relationship.  Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Director at any time, with or without cause. The termination of the relationship of the Director by the Company, regardless of the reason therefor, shall have the results provided for in Sections 3 and 5 of this Agreement.

11.

Conditions to Exercise of Options.  In order to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Director, the Director’s estate, or any transferee as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares subject to the Options are being acquired for his/her own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock subject to the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares under the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

12.

Duties of Company.  The Company will at all times during the term of Options:

(a)

Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

(b)

Pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

(c)

Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

13.

Parties Bound by Plan.  The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes on the Company and the Director and his/her respective successors in interest.

14.

Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

15.

Arbitration.  Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Palm Beach County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

16.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

17.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, or by facsimile delivery as follows:

The Director:

Mr. Michael D. Matte

224 Bloomfield Drive

West Palm Beach, FL 33405

The Company:

Mr. Michael Cordani

GelTech Solutions, Inc.

1460 Park Lane South, Suite 1

Jupiter, FL 33458

Facsimile: (561) 427-6182

with a copy to:

Michael D. Harris, Esq.

Harris Cramer LLP

1555 Palm Beach Lakes Blvd., Suite 310

West Palm Beach, FL 33401

Facsimile:  (561) 659-0701

or to such other address as either of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

18.

Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

19.

Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the state where the Company is incorporated as of the date of construction or interpretation.

20.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

21.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

22.

Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

WITNESSES:		GELTECH SOLUTIONS, INC.

	By:	/s/ Michael Cordani
Michael Cordani
Chief Executive Officer

DIRECTOR:

/s/ Michael D. Matte
Michael D. Matte